Exhibit 99.1

Conn's, Inc. Provides Supplemental Information Regarding Quarter 2005 Earnings

    BEAUMONT, Texas--(BUSINESS WIRE)--Sept. 8, 2004--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, home office products, bedding and lawn and garden products, today provided supplemental information recording its recent earnings release for the quarter and six months ended July 31, 2004.
    Subsequent to the earnings conference call, several potential investors requested additional information regarding the Company's extended term promotional credit programs that helped drive same store sales increases of 7.2% for the quarter ended July 31, 2004 and 5.3% for the six months ended July 31, 2004. In accordance with Company policy and the Securities and Exchange Commission's Regulation FD, the Company has elected to respond to such questions in a manner that will afford all investors an opportunity to access the same information at the same time.
    The following reflects supplemental information that the Company believes will be helpful in understanding the impact of these promotional programs on its operations:
-0-
*T

1. As the Company has previously announced, in the quarter ended April 30, 2004, the Company extended beyond one year its promotional credit programs, which provides for a reversal of accrued interest in the event that the customer timely pays their account within a pre-determined time period. The Company does not accrue interest on those accounts that are expected to make all payments in a timely manner. In addition to the Company's traditional 90 day, six month and one year programs, these new promotional programs extend credit on a "same as cash" basis for 18 and 24 months if the customer timely pays off their account through equal monthly payments as originally agreed. In addition, the Company also began selectively offering a 36-month "interest free" program whereby interest is only assessed prospectively if the customer does not honor the monthly payment terms under which the account is established.

2. Since these promotional programs extended payment beyond one year, the Company implemented the provisions of APB 21, Interest on Receivables and Payables, whereby it discounts the initial sale to its present value and accretes this discount as interest income over the expected life of the note.

   As of, and for the quarter and six months ended July 31, 2004, the following results and data are noted on these extended term promotional credit programs (dollars in thousands):

                                          Three Month      Six Months
                                             Period          Period

Total product sales generated                   $8,501        $10,697
Total service maintenance/insurance
 premium financed (a)                            1,815          2,392
                                         --------------  -------------
Amount of extended term promotional
 credit                                        $10,316        $13,089
                                         ==============  =============

Impact of initial discount on recorded
 sale                                            $(716)         $(929)
Recorded accretion of interest income in
 current period                                    143            173

                                                             As of
                                                         July 31, 2004

Balance of extended term promotional
 credit portfolio                                             $13,089

Percent extended term promotional credit
 portfolio to total credit portfolio                              3.4%

Scheduled additional accretion of
 interest income on existing extended
 promotional credit accounts through the
 end of fiscal year 2005                                         $458


(a) A portion of the Company's customers purchase service maintenance agreements or credit insurance at the time of the purchase of the product. The premium on both policies is also eligible to be financed through the extended promotional credit program. The amount above represents the gross premium financed; only commissions earned on the sale of these products is recorded as income to the Company.

    The Company has determined that approximately 57% of these extended promotional credit sales represented sales to new customers that had not previously financed their purchase through the Company.

3. Based on the stricter underwriting standards associated with these new programs, the Company, generally, has attracted a higher rated credit customer that the Company believes will have an even higher on-time payment rate than the Company's average credit customer and actually improve the performance of the overall credit portfolio. The design of this new program is intended to offer these programs only to those customers whose credit scores are generally above the average credit score of our existing customer.

*T

    Chairman and Chief Executive Officer, Thomas J. Frank, commented as follows on the new credit programs, "We are seeing an entirely new customer as a result of these programs, one that traditionally was not interested in our credit. We believe the fact that we can offer these new credit programs allows us to sell additional product at a fair margin, generate additional ancillary business and enhance the quality of our portfolio by reducing the overall delinquency and write-off rate. We view this program as a very positive approach to increasing our top and bottom line performance."

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 48 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma and LCD televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: changes in interest rates, the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on April 16, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696 Ext. 3218